Exhibit 99.1

Rurbanc Data Services, Inc. Enters into Regulatory Consent Order

March 15, 2010, Defiance, OH -- Mark A. Klein, President and CEO of Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or “RFC”), announced today that Rurban’s nonbank  data services subsidiary, Rurbanc Data Services, Inc., dba RDSI Banking Systems (“RDSI”) and the parent holding company, RFC, have entered into a Consent Order (the “Order”) with the Board of Governors of the Federal Reserve Bank (“FRB”), effective March 9, 2011, that directs RDSI to take actions to strengthen its financial condition and operations. Rurban’s banking subsidiary, The State Bank and Trust Company (“State Bank”), is not a party to the Order.

According to Mr. Klein, “The unsuccessful completion in 2010 of the previously-announced plan to spin-off RDSI signaled RDSI’s departure from its data processing line of business. By year-end, RDSI had successfully managed the deconversion of its data processing clients to another core processing system, and State Bank now remains as RDSI’s sole core processing client utilizing its legacy ITI system.

“The wind-down had a significant impact on RDSI’s consolidated data services revenue. Since many data processing clients were multiple users of RDSI services, revenue from network services and item processing was also affected, but to a lesser extent. RDSI's Payment Solutions division (DCM) continues to provide item processing services to a separate and stable customer base without ties to data processing. Rurban plans to continue item processing and network services as stand-alone RDSI offerings.

“The challenge we faced in 2010 was the timely reduction of expense levels to match lower revenues derived exclusively from item processing. We installed a new management team at RDSI, and have significantly downsized its work force since last June. RDSI has nearly achieved breakeven on a monthly basis despite a slower than anticipated ramp up of new client revenue. With the deconversion of data processing completed, we are focused on the growth and improved profitability of Payment Solutions in accordance with our strategic plan.”

The Order specifies, among other conditions, that RDSI must strengthen board oversight of critical areas of operations, maintain appropriate capital levels, strengthen working capital management, and modify its strategic plan to improve earnings.  The Order prohibits RFC from making any capital investments in or loans to RDSI without the prior approval of the FRB.

About Rurbanc Data Services, Inc.
Rurbanc Data Services, Inc., dba RDSI Banking Systems (“RDSI”), and its operating division, DCM, specialize in image and remote item processing for approximately 40 community banks in Michigan, Ohio, Indiana, Illinois and Wisconsin.

About Rurban Financial Corp.
Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned subsidiaries: The State Bank and Trust Company (State Bank) and Rurbanc Data Services, Inc. (RDSI). State Bank operates through 18 banking centers in seven Ohio counties, one center in Indiana; and a loan production office in Franklin County, Ohio. The Bank offers a full-range of financial services for consumers and small businesses, including trust services, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located primarily in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

Contact Information:

At Rurban Financial Corp.:

Anthony V. Cosentino, CFO

419-785-3663

Tony.Cosentino@thebank-sbt.com